Exhibit 10.1

SECOND AMENDMENT TO THE

UNSECURED PROMISSORY NOTE

THIS SECOND AMENDMENT TO THE UNSECURED PROMISSORY NOTE (this “Second Amendment”), effective as of December 3, 2019, is by and between Flux Power, Inc., a California corporation (“Borrower”) and Cleveland Capital, L.P. (“Holder”). Holder and Borrower, each a “Party” and collectively, the “Parties”.

RECITALS

WHEREAS, the Borrower, Flux Power Holdings, Inc., and the Holder entered into that certain Loan Agreement dated July 3, 2019 (the “Loan Agreement”), pursuant to which the Holder provided a loan to the Company in the amount of One Million Dollar ($1,000,000) (“Loan”) pursuant to the terms and conditions of the Loan Agreement. In connection with the Loan, the Borrower issued a certain Unsecured Promissory Note dated July 3, 2019 (“Original Note”), as amended pursuant to the First Amendment to the Unsecured Promissory Note dated September 1, 2019 (“First Amendment,” together with the Original Note, the “Amended Note”).

WHEREAS, the maturity date for the Loan under the Amended Note is December 1, 2019.

WHEREAS, the Parties desires to amend the Amended Note to change the maturity date from “December 1, 2019” to “December 31, 2019.”

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Maturity Date. Section 1(b) of the Amended Note is hereby deleted in its entirety and shall, be amended to read in its entirety as follows:

“(b) “Maturity Date. Except as otherwise provided herein, the entire Principal Amount of this Note, together with all accrued but unpaid interest payable thereon, shall be due and payable in full on the earlier of: (i) December 31, 2019 (the “Maturity Date”) or (ii) the occurrence of an Event of Default (as defined below); provided, however, the Borrower shall make periodic payments of interest and principal within ten (10) days upon receipt of cash from accounts receivables identified in Schedule A (“Receivables”), an amount equal to 100% of cash received from such Receivables. Such payments shall be applied first to the payment of unpaid interest and second to reduce the outstanding Principal amount.”

2. Waiver. Effective upon the execution of this Second Amendment, the Holder hereby (a) waives any Event of Default (as defined in the Original Note) arising from the failure by the Borrower to satisfy the payment requirement under the Note on or before December 1, 2019 and (b) acknowledge and agree that no Event of Default has resulted or shall be deemed to have resulted from such failure. Except as otherwise expressly provided in this Section 2, the execution, delivery and effectiveness of this Second Amendment or the effectiveness of the foregoing waiver shall not operate as a waiver of any other Event of Default that may now or hereafter exist or of any right, power or remedy of the Holder under the Note.

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3. Surviving Terms, Inconsistencies. Except for those terms and conditions modified in this Second Amendment, all terms and conditions of the Note shall continue unchanged and in full force and effect, and shall govern the Parties’ rights and obligations thereunder. In the event of any conflict between the terms and conditions of the Amended Note and those of this Second Amendment, the terms and conditions of this Second Amendment shall govern.

4. Counterparts. This Second Amendment may be executed in two counterparts, each of which shall constitute an original and which, together, shall constitute one and the same instrument. The parties may execute facsimile copies of this Second Amendment and delivery by facsimile shall be deemed to be delivery of an executed Second Amendment.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by its authorized representative as of the date set forth above.

BORROWER:

Flux Power, Inc.,
a California corporation

/s/ Ronald F. Dutt
Ronald F. Dutt, President and Chief Executive Officer

HOLDER:

Cleveland Capital, L.P.

By:	/s/ Wade Massad
Wade Massad, Co-Managing Member, GP

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